UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to § 240.14a-12

Montrose Environmental Group, Inc.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(4)	Date filed: N/A

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Montrose Environmental Group, Inc. The Annual Meeting will be held virtually on Thursday, May 13, 2021, at 9:00 a.m., Pacific time, over the internet. Stockholders can attend and participate in, including submitting questions and examining our stockholder list, the Annual Meeting by visiting https://register.proxypush.com/MEG, the meeting website, and entering the requested information such as a valid control number. This meeting website will also include links for stockholders to vote their shares during the meeting. See “Q&A About Our Annual Meeting—How Do I Attend the Annual Meeting?” and “Q&A About Our Annual Meeting—How Do I Vote at the Annual Meeting?” in the Proxy Statement for more details.

We describe in detail the actions we expect to take at our Annual Meeting in the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement which follow this letter. The Company’s 2020 Annual Report on Form 10-K is also being made available to stockholders along with these materials.

We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2020 Annual Report to Stockholders, and how to vote on the proposals put before you this year. This Notice of Availability also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and 2020 Annual Report, and proxy card or voting instruction form. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice of Availability and will receive the proxy materials in the format requested.

In addition, by following the e-consent instructions in the proxy card or voting instruction form, stockholders may choose to go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the accompanying proxy card or voting instruction form or vote electronically on the Internet or by telephone. See “Q&A About Our Annual Meeting—How Do I Vote?” in the Proxy Statement for more details. Returning the proxy card or voting instruction form or voting electronically over the Internet or by telephone does not deprive you of your right to attend the Annual Meeting or to vote your shares during the Annual Meeting up to and through the applicable deadlines set forth in your proxy materials.

Sincerely,

Vijay Manthripragada

President and Chief Executive Officer

2021 NOTICE OF

ANNUAL STOCKHOLDERS MEETING

AND PROXY STATEMENT

Montrose Environmental Group, Inc.

1 Park Plaza, Suite 1000

Irvine CA 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 13, 2021

The Proxy Statement and accompanying Annual Report to Stockholders are available at: www.envisionreports.com/MEG

Date:	May 13, 2021
Time:	9:00 a.m. Pacific Time
Location:	https://register.proxypush.com/MEG

Proposals:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Montrose Environmental Group, Inc., a Delaware corporation (the “Company”), is being held for the stockholders to consider the following proposals:

1.

To elect three Class I directors, J. Miguel Fernandez de Castro, Vijay Manthripragada and Robin L. Newmark, to our Board of Directors to hold office until the Company’s 2024 annual meeting of stockholders, or until their successors are duly elected and qualified; and

2.	To ratify the appointment of Deloitte & Touche LLP, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

To attend to other matters that may properly come before the Annual Meeting.

Record Date:

Stockholders owning the Company’s shares of common stock at the close of business on March 19, 2021 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A list of registered stockholders entitled to vote at the meeting will be available at our office located at 1 Park Plaza, Suite 1000, Irvine CA 92614, for ten days prior to the meeting and online during the Annual Meeting.

Materials for Review:

We encourage you to review the proxy materials for our Annual Meeting, which include our Proxy Statement and our 2020 Annual Report. On April 1, 2021, we made our proxy materials available on www.envisionreports.com/MEG and began mailing a Notice of Internet Availability of Proxy Materials or, if

previously requested, paper or electronic copies of the proxy materials, to our stockholders. Please review the Notice of Availability for information on how to access the proxy materials and how to vote.

Proxy Voting

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction form sent to you. You also have the option of voting your shares electronically on the Internet or by telephone. Voting instructions are printed on your proxy card or voting instruction form. See “Q&A About Our Annual Meeting—How Do I Vote?” in the Proxy Statement for more details. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

Attending the Meeting

Stockholders of record as of the close of business on March 19, 2021, the Record Date, are entitled to attend, participate in and vote at the Annual Meeting. To access and participate in the Annual Meeting, including submitting questions and viewing the list of registered stockholders as of the Record Date, and to vote during the Annual Meeting, stockholders should go to the meeting website at https://register.proxypush.com/MEG, enter the control number found on your proxy materials such as your proxy card, your voting instruction form or your Notice of Availability of Proxy Materials, and follow the instructions on the website. If your shares are held in street name you may be asked for addition information such as the registered name on your account, the name of your brokerage firm and the number of shares you hold, following which you will be emailed a unique link to access the Annual Meeting. The meeting website will also include links for stockholders to vote their shares during the Annual Meeting. However, if you are a beneficial owner and hold your shares through Broadridge, you will need to first submit proof of your proxy power to be able to vote your shares at the Annual Meeting. See “Q&A About Our Annual Meeting—How Do I Attend the Annual Meeting?” and “Q&A About Our Annual Meeting—How Do I Vote at the Annual Meeting?” in the Proxy Statement for more details regarding accessing and voting during the Annual Meeting.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair will convene the Annual Meeting at 9:30 a.m. Pacific time on the date specified above and at the meeting website address specified above solely for the purpose of adjourning the Annual Meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of the Company’s website at www.montrose-env.com

FOR THE BOARD OF DIRECTORS

Nasym Afsari

Secretary and General Counsel

Irvine, California

April 1, 2021

ABOUT THE ANNUAL MEETING	1
General	1
Matters to be Considered at the Annual Meeting	1
Internet Availability of Proxy Materials	1
Forward Looking Statements	2
Q&A ABOUT OUR ANNUAL MEETING	3
Who is Entitled to Vote?	3
How Do I Vote?	3
What Does it Mean if I Receive More than One Notice?	4
What Constitutes a Quorum and What Vote is Required to Approve the Proposals?	4
What Are the Voting Requirements to Approve the Proposals?	4
What if I Return My Proxy Card or Voting Instruction Form or Vote By Internet or Telephone, But Do Not Specify How I Want to Vote on One or More Matters to Be Considered at the Annual Meeting?	5
What if I Change My Mind After I Vote?	5
How Do I Attend the Annual Meeting?	5
How Do I Vote at the Annual Meeting?	6
Can I Attend the Meeting Physically in Person?	6
Why Is the Meeting Being Held Virtually?	7
PROPOSAL NO. 1	8
ELECTION OF DIRECTORS	8
Required Vote	8
PROPOSAL NO. 2	9
RATIFICATION OF APPOINTMENT OF	9
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	9
Required Vote	9
THE BOARD OF DIRECTORS AND ITS COMMITTEES	10
Nominees	10
Continuing Directors	12
Board Diversity	15
Meetings of the Board of Directors	16
Director Independence	16
Committees of the Board of Directors	16
Audit Committee	17
Compensation Committee	17
Nominating and Corporate Governance Committee	18
Committee Charters	19
Compensation Committee Interlocks and Insider Participation	19
Contacting the Board of Directors	19
Director Compensation	20
2020 Director Compensation Table	20
CORPORATE GOVERNANCE	22
Corporate Governance Guidelines	22
Codes of Ethics	22
Stock Ownership Guidelines	23
Anti-Hedging Policy	23

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MONTROSE ENVIRONMENTAL GROUP, INC.

PROXY STATEMENT

FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING

General

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Montrose Environmental Group, Inc., a Delaware corporation, of proxies to be voted at our 2021 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). The Annual Meeting will be held virtually at https://register.proxypush.com/MEG, on May 13, 2021 at 9:00 a.m. Pacific time. Unless the context otherwise requires, all references in this Proxy Statement to “Montrose,” “Company,” “we,” “us,” and “our” refer to Montrose Environmental Group, Inc. and its subsidiaries.

The Company’s mailing address and principal executive office is 1 Park Plaza, Suite 1000, Irvine CA 92614. The telephone number for this location is (949) 988-3500. Our website is montrose-env.com. The information contained on, or that can be accessed through, our website is not part of this Proxy Statement.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, you will consider and vote on:

Proposal	Description	Board’s Recommendation
Proposal 1	Election of our three Class I director nominees, J. Miguel Fernandez de Castro, Vijay Manthripragada and Robin L. Newmark	FOR
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021	FOR

Internet Availability of Proxy Materials

The Securities and Exchange Commission (“SEC”) has adopted rules and regulations allowing public companies to send their stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions for accessing proxy materials online, rather than mailing a full set of printed proxy materials. We have elected to take advantage of these rules because we believe most stockholders will find this method of delivery convenient and efficient, it helps us reduce our carbon footprint and it reduces cost.

In accordance with such rules, a Notice will be mailed on or about April 1, 2021 to all stockholders entitled to vote at the Annual Meeting other than those stockholders who have previously requested to receive paper copies of the proxy materials or to receive proxy materials electronically, who will receive the materials in the format requested. The Notice will have instructions for stockholders on how to:

•	access Montrose’s proxy materials via a website;

•	request that a printed copy of the proxy materials be mailed to them; and

•

how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

Forward Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “intend,” “expect”, and “may”, and other similar expressions that predict or indicate future events or that are not statements of historical matters. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Q&A ABOUT OUR ANNUAL MEETING

This Q&A is being provided for your convenience and includes essential information about the proxy materials and how to ensure your shares are voted at the Annual Meeting. Please read this entire Proxy Statement carefully for information about the proposals being presented.

What is the Purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon the following matters outlined in the accompanying Notice of the Annual Meeting:

•	the election of our three Class I director nominees, J. Miguel Fernandez de Castro, Vijay Manthripragada and Robin L. Newmark; and

•	the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

Stockholders may also act upon such other business that may properly come before the Annual Meeting.

How does the Board of Directors Recommend I Vote?

The Board recommends a vote:

•	For the election of each of our three Class I director nominees, J. Miguel Fernandez de Castro, Vijay Manthripragada and Robin L. Newmark; and

•	For the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

Who is Entitled to Vote?

Only stockholders who owned shares of our common stock at the close of business on March 19, 2021 (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a “holder of record.” If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and the Notice and your voting instruction form are being made available to you by that nominee.

How Do I Vote?

As a stockholder of record, you may vote your shares in any of the following ways:

•	By Telephone: Call the toll-free number shown on your Notice or proxy card (you may vote until 9:30 a.m. Pacific time on May 13, 2021)

•	Via the Internet: Follow the instructions on your Notice or proxy card (you may vote until 9:30 a.m. Pacific time on May 13, 2021)

•	By Mail: You should mark and sign your proxy card and send it in the enclosed prepaid, addressed envelope.

•	At the Meeting: See ”How Do I Attend the Annual Meeting” and “How Do I Vote at the Annual Meeting?”

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please see your proxy card for more information on how to vote by proxy.

Beneficial owners who hold their shares in street name should follow the instructions on the voting instruction form provided to you with the Notice. If you are a beneficial owner of shares held in street name and do not provide the bank, broker, dealer or other nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.”

What Does it Mean if I Receive More than One Notice?

It means you have multiple accounts with the transfer agent and/or with a broker, bank or other nominee. Please provide voting instructions for all materials you receive.

What Constitutes a Quorum and What Vote is Required to Approve the Proposals?

We need a quorum of stockholders in order to conduct business at the Annual Meeting. A quorum exists when the holders of record of a majority of the voting power of the stock outstanding and entitled to vote at the meeting are present in person or by proxy. As of the Record Date, a total of 25,200,343 shares of the Company’s common were issued and outstanding.

Shares that are voted “For” or “Against” proposals are treated as being present at the Annual Meeting for purposes of establishing a quorum and are deemed to be “votes cast” at the Annual Meeting with respect to the proposals. Abstentions and broker non-votes will also be counted for purposes of determining whether a quorum of shares is present at the Annual Meeting.

What Are the Voting Requirements to Approve the Proposals?

Proposal No. 1 – Election of Directors - Each director nominee will be elected by a plurality of the votes cast by the shares present in person or by proxy and entitled to vote. This means that the three individuals nominated for election as Class I directors who receive the most “FOR” votes will be elected. Abstentions and broker non-votes are not counted as votes cast for or against a director nominee and as such will have no impact on the outcome of Proposal No. 1 – Election of Directors.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm – This proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon for approval. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of this proposal. This proposal is an advisory vote and as such, is not binding on the Company.

What if I Return My Proxy Card or Voting Instruction Form or Vote By Internet or Telephone, But Do Not Specify How I Want to Vote on One or More Matters to Be Considered at the Annual Meeting?

If you mark your voting instructions on the proxy card or voting instruction form, or complete the online or telephone voting procedures, your shares will be voted as you instruct.

If you are a holder of record and return a signed proxy card or otherwise complete the online or telephone voting procedures, but do not provide voting instructions on one or more matters, your shares will be voted on the matter(s) for which no instructions were provided as follows, based on recommendations of the Board:

•	For the election of each of our three Class I director nominees, J. Miguel Fernandez de Castro, Vijay Manthripragada and Robin L. Newmark; and

•	For the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

If you are a beneficial owner and hold your shares in street name and do not return the voting instruction form or otherwise vote your shares, or do not properly provide your nominee with specific voting instructions on all matters to be considered at the Annual Meeting, the nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable NYSE rules, nominees have the discretion to vote on “routine” matters, such as the ratification of the selection of independent registered public accounting firms such as Proposal 2. However, nominees do not have the discretion to vote on the election of directors such as Proposal 1.

What if I Change My Mind After I Vote?

You may revoke your proxy and/or change your vote at any time before the polls close at the Annual Meeting by delivering or completing a later dated proxy. You may do so by giving written notice to the Secretary of the Company specifying your revocation, by voting again electronically over the Internet or by telephone, or by signing and delivering another proxy with a later date or by voting again during the Annual Meeting, in each case prior to the applicable deadline specified in your proxy card, voting instruction form and Notice. Your proxy with the latest date is counted.

How Do I Attend the Annual Meeting?

Stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 19, 2021, the Record Date, are entitled to attend and participate in the Annual Meeting, including submitting questions and examining our stockholder list as of the Record Date, during the Annual Meeting. Due to the meeting being hosted virtually, you will not be able to attend the Annual Meeting physically in person. Please see “Can I Attend the Annual Meeting Physically in Person?” and “Why is the Annual Meeting Being Held Virtually?” below for further information.

In order to attend and participate in the Annual Meeting, you must register at https://register.proxypush.com/MEG. Stockholders will need to enter their control number found on their proxy materials such as a proxy card, voting instruction form or Notice, and follow the instructions on the website. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may be asked to provide additional information such as the registered name on your account, the name of your broker, bank or other nominee and the number of shares you own as part of the registration process. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access and participate in the Annual Meeting. Registration will be accepted up to the start of the Annual Meeting. The meeting website will also include links for stockholders to vote their shares during the Annual Meeting. See “How Do I Vote at the Annual Meeting?”

On the day of the Annual Meeting, Thursday, May 13, 2021, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. and Pacific time.

How Do I Vote at the Annual Meeting?

Stockholders may vote their shares through links that will be available on the https://register.proxypush.com/MEG website during the Annual Meeting. However, if you are a beneficial owner and hold your shares through Broadridge, you will need to first follow the instructions below to submit proof of your proxy power to be able to vote your shares at the Annual Meeting. Stockholders may also continue to vote their shares through the various options outlined in their proxy materials up to the applicable deadlines listed in your proxy materials. Please also see “How Do I Vote” for other ways stockholders may vote their shares.

If you are a beneficial owner and hold your shares through Broadridge, in order to vote at the Annual Meeting, you must first submit proof of your proxy power (legal proxy) reflecting your Montrose Environmental Group, Inc. holdings along with your name and email address to Computershare. Submissions must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on May 7, 2021, through one of the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Montrose Environmental Group, Inc. Legal Proxy

P.O. Box 43001 Providence, RI 02940-3001

Can I Attend the Annual Meeting Physically in Person?

No - The Annual Meeting will be held in a virtual-only meeting format at https://register.proxypush.com/MEG, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, including submitting questions and examining our stockholder list as of the Record Date, and to vote their shares. We are implementing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management. See “How Do I Attend the Annual Meeting?” and “How Do I Vote At the Annual Meeting?” above for additional information on these matters.

Why Is the Annual Meeting Being Held Virtually?

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and at minimal cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees, particularly in light of the COVID-19 pandemic.

Stockholders of record and beneficial owners as of the close of business on March 19, 2021, the Record Date, will have the ability to access and participate the Annual Meeting via the virtual-only meeting platform described above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, Class I, Class II and Class III, each consisting of as near an equal number of directors as possible.

Under our certificate of incorporation, the total number of directors will be determined from time to time by our Board. At present, our Board has the number of directors at eight, with three directors in each of Classes I and III, and two directors in Class II. Our directors serve staggered terms according to class, so that only a single class of directors shall have terms expiring in any given year. Those who are elected as directors upon expiration of a term shall serve for a three-year term and until the election and qualification of their respective successors in office, or until the director’s earlier death, resignation or removal.

The current terms of our three Class I directors, J. Miguel Fernandez de Castro, Vijay Manthripragada and Robin L. Newmark, will expire at the Annual Meeting. Our Board has nominated Messrs. Fernandez de Castro and Manthripragada and Dr. Newmark for election as our Class I directors. Please see “The Board of Directors and Its Committees” below for information about the nominees for election as directors and the current members of the Board who will continue serving following the Annual Meeting, their business experience and other pertinent information.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy card or voting instruction form or vote electronically over the Internet or by telephone, your shares will be voted for the election of the three nominees recommended by the Board of Directors unless you choose to abstain or vote against any of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director. The Company did not receive any stockholder nominations for director for the Annual Meeting.

Required Vote

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The Board of Directors unanimously recommends that you vote FOR each of the three Nominees.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2021. At the Annual Meeting, stockholders will be asked to ratify the selection of Deloitte & Touche LLP.

Deloitte & Touche LLP has audited the Company’s financial statements since 2016. The Company has been advised by Deloitte & Touche LLP that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

Neither the Company’s Certificate of Incorporation or the Company’s Bylaws require that stockholders ratify the selection of the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may, nonetheless, retain Deloitte & Touche LLP as the Company’s independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its stockholders.

Required Vote

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 will require the affirmative vote of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes, to the extent there are any, will have no effect on the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the matters described under “—Committees of the Board of Directors—Nominating and Corporate Governance Committee” below. For incumbent directors, the factors also include past performance on the Board of Directors and its Committees.

The following table sets forth the names, ages and background information of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as each individual’s specific experience, qualifications and skills that led the Board of Directors to conclude that each such nominee/director should serve on the Board of Directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. Please refer to Item 1, Business in the Company’s 2020 Annual Report on Form 10-K for biographical information pertaining to the Company’s executive officers.

Nominees

Name and Experience	Age	Class

J. Miguel Fernandez de Castro - Mr. Fernandez de Castro has been a Director since December 2013. Mr. Fernandez de Castro has served as Co-Chief Executive Officer of ExamWorks Group, Inc., a provider of independent medical examination services, since January 2020, and as Chief Financial Officer of ExamWorks since March 2009. Previously, Mr. Fernandez de Castro served as Senior Executive Vice President of ExamWorks from March 2009 to January 2020. Before ExamWorks, Mr. Fernandez de Castro served first as Senior Vice President and subsequently as Chief Financial Officer and Vice President and Controller of TurboChef Technologies, Inc. Before TurboChef, Mr. Fernandez de Castro held various positions with PracticeWorks, Inc. Mr. Fernandez de Castro began his career in the audit services group of BDO Seidman, LLP. Mr. Fernandez de Castro received a Bachelor of Arts in Economics and Spanish and a Masters in Accounting from the University of North Carolina at Chapel Hill. Mr. Fernandez de Castro is a Certified Public Accountant in the State of Georgia.

Mr. Fernandez de Castro’s broad executive finance and accounting experience, as well as his professional accounting background, provide the Board with important expertise regarding accounting, financial and treasury matters. This experience also brings to the Board important depth of knowledge regarding public company reporting.

	49	I

Name and Experience	Age	Class

Vijay Manthripragada - Mr. Manthripragada joined Montrose Environmental as our President in September 2015. In June 2016 Mr. Manthripragada also joined our Board of Directors and, since February 2016, he has served as our President and Chief Executive Officer. Before joining Montrose Environmental, Mr. Manthripragada most recently served as the Chief Executive Officer of PetCareRx, Inc., an e-commerce company, from 2013 to 2015. Prior to PetCareRx, Mr. Manthripragada was at Goldman Sachs where he held various positions from 2006 to 2013. Mr. Manthripragada received his Master of Business Administration from The Wharton School, University of Pennsylvania and his Bachelor of Science in Biology from Duke University.

Mr. Manthripragada’s qualifications to serve on the Board include his experience as a president and chief executive officer, which contributes valuable management expertise to the Board’s collective knowledge. Mr. Manthripragada’s Board service also creates a direct, more open channel of communication between the Board and senior management.

	44	I

Robin L. Newmark - Dr. Newmark has been a Director since January 2020. Dr. Newmark is Executive Director Emeritus at the U.S. Department of Energy’s National Renewable Energy Laboratory, a national laboratory advancing renewable energy and energy efficiency technologies, a position she has held since September 2018, with prior positions including Executive Director, Strategic Initiatives from January 2018 to September 2018, Associate Laboratory Director, Energy Analysis and Decision Support from 2013 to January 2018, Director, Strategic Energy Analysis Center from 2010 to 2013 and Principal Program Manager, Planning and Program Development from 2009 to 2010. Prior to her work at the U.S. Department of Energy’s National Renewable Energy Laboratory, Dr. Newmark conducted research in energy, environment, climate and national security, and held several leadership positions at the Lawrence Livermore National Laboratory, a national laboratory specializing in nuclear weapons, national and homeland security, energy and environmental research, including Deputy Program Director, Energy and Environmental Security, Program Leader and Associate Program Leader, Water and Environment and External Relations Director, Global Security. Dr. Newmark has co-invented a suite of award-winning environmental remediation technologies and authored over 100 papers and reports in the open literature and five patents. Dr. Newmark received a Bachelor of Science in Earth and Planetary Sciences from the Massachusetts Institute of Technology (Phi Beta Kappa), a Master of Science in Earth Sciences (Marine Geophysics) from the University of California at Santa Cruz, a Master of Philosophy in Geophysics and a Doctor of Philosophy in Marine Geophysics from Columbia University.

Dr. Newmark brings over 30 years of planning and operations experience across the energy and environmental innovation ecosystem to the Board, from foundational research to technology development, validation and entry into commercial markets. Her experience engaging industry partners and public stakeholders in projects provides invaluable expertise and insight to the Board for pursuing our mission and supporting our clients’ environmental needs.

	64	I

Continuing Directors

Name and Experience	Age	Class

Peter M. Graham - Mr. Graham has been a Director since June 2017. Mr. Graham is a private investor and has been a partner at One Better Ventures LLC, a private advisory and investment company, since June 2017. Mr. Graham served for seventeen years as chairman of the board of Seventh Generation, Inc., a privately held consumer products company until it was sold to Unilever PLC in October 2016. Until 2004, Mr. Graham held various positions with Ladenburg Thalmann Group Inc., including Principal, President and Vice Chairman. In addition to serving on the board of directors of a number of public and privately-held companies prior to 2014, including in the role of lead independent director and chair of the audit and compensation committees, Mr. Graham served on the board of directors of ExamWorks Group, Inc. until May 2016, where he served as a member of the audit, compensation and nominating and corporate governance committees.

Mr. Graham’s extensive service on other public and private company boards, including serving as a lead independent director and audit and compensation committee chair, brings important insight and guidance to the Board regarding its responsibilities, including as a public company, as well as best practices in corporate governance. Mr. Graham’s exposure to the investment banking industry contributes extensive knowledge of finance and capital markets to the Board, matters which will be even more important following completion of this offering.

	66	III

Peter Jonna - Mr. Jonna has been a Director since April 2020. Mr. Jonna has worked in Oaktree’s GFI Energy Group since 2013, where he is responsible for sourcing, executing and overseeing investments in leading companies in the energy, utility and industrials sectors. Mr. Jonna has worked as a Managing Director at Oaktree since January 2020. His prior positions include serving as a Senior Vice President from July 2017 to January 2020 and as a Vice President from July 2015 to July 2017. Mr. Jonna presently serves on the boards of directors of: Building Infrastructure Solutions Group, a privately held building services company; Shoals Technologies Group Inc., a manufacturing company; Array Technologies, Inc., a manufacturing company; and Renewable Energy Infrastructure Group, a privately held renewable energy services company. Mr. Jonna previously served on the board of directors of Infrastructure & Energy Alternatives, Inc. and Sterling Lumber Company. Prior to joining Oaktree, Mr. Jonna was an investment analyst in the Americas investment team of the UBS Infrastructure Asset Management strategy investing directly in energy, power and transportation infrastructure assets. He began his career as a project development engineer in Skanska’s Large Projects Group which focused on developing and constructing public private partnerships and infrastructure development projects. Mr. Jonna earned an M.S. in civil engineering from Stanford University and a B.S. in civil engineering from University of California, Los Angeles. Mr. Jonna has been appointed to our Board by an affiliate of Oaktree Capital Management, L.P., the holder of our outstanding shares of Series A-2 Preferred Stock, pursuant to the right of the Series A-2 stockholder to elect one member to our board of directors.	35	III

Name and Experience	Age	Class
Mr. Jonna is qualified to serve as a member of our Board because of his broad business and financial background in sourcing and investing in the energy and utility sectors and his position as a board member on multiple other companies, including public companies, active in the energy and utility sectors.

Richard E. Perlman - Mr. Perlman has been a Director since December 2013, and Chairman of the Board since July 2019. Mr. Perlman is a co-founder of ExamWorks Group, Inc., a provider of independent medical examination services, and has served as its Co-Executive Chairman since January 2020, and previously served as its Executive Chairman from October 2010 to January 2020. Mr. Perlman is also the Chairman of Compass Partners, LLC, a merchant banking firm specializing in middle market companies, which he founded in 1995. Mr. Perlman’s previous positions include serving as Executive Chairman of TurboChef Technologies, Inc., PracticeWorks, Inc. and AMICAS and on the board of directors of The One Group Hospitality, Inc. Mr. Perlman sits on the boards of various privately-held companies and serves on The Executive Advisory Board of The Wharton Undergraduate School, The Wharton Entrepreneurship Advisory Board and is a part time faculty member of The Wharton School. He is also a board member of The James Beard Foundation and the Boys and Girls Club of Sarasota. Mr. Perlman is a graduate of the Wharton School of the University of Pennsylvania and received his Master of Business Administration from The Columbia University Graduate School of Business.

Mr. Perlman’s qualifications to serve on our Board include his expertise in business and corporate strategy and his strong background with early-stage companies like ours that grew both organically and through strategic acquisitions. His broad experience with other public and private company boards also brings valuable insight and guidance to the Board regarding its responsibilities and best practices in corporate governance. Mr. Perlman’s significant background in banking and other fiscal matters brings meaningful value the Board’s approach to the Company’s financial positioning.

	74	III

J. Thomas Presby - Mr. Presby has been a Director since August 2016. Mr. Presby is a former partner of Deloitte & Touche, where, in his 30 years as a partner, he held numerous leadership positions within the United States and abroad, including ten years in Paris and Central Europe developing Deloitte’s global network. Before retiring in 2002, he served seven years as Global Deputy Chairman and Chief Operating Officer. Following his retirement from Deloitte, Mr. Presby has served on the board of directors and as audit committee Chair of nine publicly listed companies, including American Eagle Outfitters, Inc., ExamWorks Group, Inc., First Solar, Inc., Greenpoint Financial Corp., Invesco Ltd., PracticeWorks Inc., Tiffany & Co., TurboChef Technologies, Inc. and World Fuel Services Corp., as well as several privately held companies. He also is a board member of the New York Chapter of the National Association of Corporate Directors. Mr. Presby previously served as a trustee of Rutgers University, Montclair State University and as director and chairman of the audit committee of The German Marshall Fund of the United States. Mr. Presby received a Bachelor of Science in electrical engineering from Rutgers University and a Master of Science in industrial administration from the Carnegie Mellon University Graduate School of Business.	80	II

Name and Experience	Age	Class
Mr. Presby brings a significant level of financial and accounting expertise to the Board developed at the highest levels during his more than 30-year career with Deloitte, working with numerous listed companies, as well as his extensive resume of audit committee and audit committee chair service for a number of public and private companies. This experience also provides invaluable insight regarding public company reporting matters, as well as a deep understanding of the process of an audit committee’s interactions with the Board, management and the external auditor.

James K. Price - Mr. Price has been a Director since December 2013. Mr. Price is a co-founder of ExamWorks Group, Inc., a provider of independent medical examination services, and has served as its Co-Executive Chairman since January 2020. Previously, Mr. Price served as Chief Executive Officer of ExamWorks from October 2010 to January 2020, and as Co-Chairman of the Board and Co-Chief Executive Officer of ExamWorks from 2008 to 2010. Before ExamWorks, Mr. Price served as President, Chief Executive Officer and director of TurboChef Technologies, Inc. and as President, Chief Executive Officer and a director of PracticeWorks, Inc. Mr. Price was a co-founder of AMICAS, Inc. and served as its Executive Vice President and Secretary. Mr. Price has served as an executive officer of American Medcare and also co-founded and was an executive officer of International Computer Solutions. Mr. Price sits on the board of directors of several privately-held companies and non-profit organizations. Mr. Price holds a Bachelor of Arts in marketing from the University of Georgia.

Mr. Price’s qualifications to serve on our Board include his expertise in business and corporate strategy and his strong background with early-stage companies like ours that grew both organically and through strategic acquisitions. Mr. Price’s extensive resume as the chief executive officer of other companies also contributes valuable executive and management experience to the Board’s collective knowledge. His broad experience with other public and private company boards also brings important insight and guidance to the Board regarding its responsibilities and best practices in corporate governance

	62	II

Board Diversity

The Company’s Board of Directors collectively provide a significant breadth of experience, knowledge and ability to effectively represent the interests of stockholders, uphold the Company’s mission and provide a broad set of perspectives. The following charts reflect the broad ethnic and racial diversity, age diversity and gender diversity of our Board of Directors.

In addition to the broad diversity of the Company’s Board of Directors, the Company’s named executive officers are from diverse racial and ethnic backgrounds and genders, as reflected in the following charts:

Meetings of the Board of Directors

The Board of Directors holds regularly scheduled meetings throughout the year and holds additional meetings from time to time as the Board of Directors deems necessary or desirable to carry out its responsibilities. The Board of Directors held four meetings during fiscal year 2020 following our initial public offering (“IPO”) in July 2020. All directors attended at least 75% of all meetings of the Board of Directors and of the Committees thereof on which they served during portion of the year following our IPO. The Board of Directors has a policy that directors are expected to attend the annual meetings of stockholders. The Annual Meeting will be the Company’s first annual meeting of stockholders.

Director Independence

The rules of the New York Stock Exchange (the “NYSE”) provide for a phase-in period for companies listing in conjunction with an initial public offering to achieve majority board independence and to comply with the audit, compensation and nominating committee membership requirements. Under the transition rules, the listed company must have at least one independent director on its nominating, audit, compensation and nominating committees as of the date of listing, a majority of independent directors on the audit committee within 90 days of its registration statement being declared effective and a majority of independent directors on the compensation and nominating committees within 90 days of its listing date and a fully independent audit committee within one year of the its registration statement being declared effective and fully independent compensation and nominating committees and a majority independent board within one year of its listing date. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under the rules of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that person does not have a material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has affirmatively determined that each of J. Miguel Fernandez de Castro, Peter M. Graham, Peter Jonna, Robin L. Newmark, Richard E. Perlman, J. Thomas Presby and James K. Price is independent, as defined under and required by the federal securities laws and NYSE rules. The Board considered historical advisory payments previously paid to an entity controlled by Messrs. Fernandez de Castro, Perlman and Price in assessing their independence, but determined that, because the agreement was terminated in 2017, the prior relationship did not compromise any of their independence. At the time of our IPO, in reliance on the transition rules noted above, independent directors comprised half of the Board. Since October 25, 2020, the Board has consisted of a majority of independent directors as required by the NYSE rules.

Committees of the Board of Directors

We currently have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees operates pursuant to a charter that was adopted by our Board of Directors.

Audit Committee

The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of our company as well as our subsidiary companies and to oversee the internal and external audit processes. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others and the system of internal controls established by management and the Board of Directors. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors.

The Audit Committee is composed of three members, J. Thomas Presby, Peter M. Graham and J. Miguel Fernandez de Castro, each of whom is an independent director, with J. Thomas Presby serving as chair. Following our IPO, our Audit Committee consisted of a majority of independent directors, as Mr. Fernandez de Castro was not independent at that time and we initially relied on the exemption set forth in SEC rule 10A-3(b)(1)(iv)(A) and the NYSE rules described above that provides for a one-year phase-in period before the audit committee of a newly public company is required to be comprised solely of independent directors. However, as of October 25, 2020, the Board determined Mr. Fernandez de Castro was independent and, since such date, the Audit Committee has been comprised entirely of independent directors as required by SEC and NYSE rules. We do not believe its previous reliance on this exemption materially adversely affected the ability of the Audit Committee to act independently because the Audit Committee was comprised of a majority of independent directors at all times. Our Board of Directors has determined that J. Thomas Presby qualifies as an audit committee financial expert under the federal securities laws and that each member of the Audit Committee is financially literate, as required under NYSE rules. The Audit Committee held ten meetings during fiscal 2020 following our IPO.

Compensation Committee

The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our employees, officers and non-management directors. These responsibilities include reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives and setting compensation for these officers based on those evaluations. Our Compensation Committee also administers and has discretionary authority over the issuance of equity awards under our equity incentive plan.

The Compensation Committee may delegate authority to review and approve the compensation of our employees to certain of our executive officers, including with respect to awards made under our equity incentive plan. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation Committee regarding compensation to be paid to our employees and the size of equity grants under our equity incentive plan.

The Compensation Committee is composed of four members, Richard E. Perlman, James K. Price, Peter M. Graham and J. Thomas Presby, each of whom is an independent director, with Peter M. Graham serving as chair. Following our IPO, our Compensation Committee consisted of half independent directors as Messrs. Perlman and Price were not independent directors at that time and we relied on the exemption set forth in the NYSE rules described above that provides for a one-year phase-in period for compensation committees of a newly public company. Further, on October 20, 2020, Mr. Perlman resigned from the Compensation Committee to ensure that a majority of the members of the Compensation Committee were independent, as required by the NYSE rules described above. However, as of October 25, 2020, the Board affirmatively determined Mr. Perlman was independent and he was reappointed to the Compensation Committee on November 1, 2020 and, since such date, the Compensation Committee has been comprised entirely of independent directors as required by NYSE rules. The Compensation Committee held one meeting in fiscal 2020 following our IPO.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance committee oversees all aspects of our corporate governance functions. The Committee makes recommendations to our Board of Directors regarding director candidates and assists our Board of Directors in determining the composition of our Board of Directors and its Committees. The qualifications that the Nominating and Corporate Governance Committee and the Board consider in identifying qualified candidates to serve as directors include, among others, the ability to uphold the Company’s mission, skills (such as financial background and abilities), education, professional, scientific and academic affiliations, experience, age, length of service, positions held, and geographies served. The Nominating and Corporate Governance Committee also considers diversity of viewpoints, backgrounds, experience and other demographics, including race and ethnicity and gender, in evaluating director candidates and how they can contribute to the overall composition of the Board and will also consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity across these measures as part of evaluating the composition of the Board. Once potential candidates are identified (including those candidates recommended by stockholders), the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates. Final candidates are then chosen and interviewed by other Board or management representatives. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. With regard to procedures for stockholder recommendations of director candidates, please see the requirements described below for stockholder nominations of directors under “Stockholder Proposals.”

The Nominating and Corporate Governance Committee is composed of three members, Robin L. Newmark, Richard E. Perlman and James K. Price, each an independent director, with Robin L. Newmark serving as chair. Following our IPO, our Nominating and Corporate Governance Committee included only one independent director as Messrs. Perlman and Price were not independent directors at that time and we relied on the exemption set forth in the NYSE rules described above that provides for a one-year phase-in period for governance committees of a newly public company. Further, on October 20, 2020, Mr. Price resigned from the Nominating and Corporate Governance committee and Mr. Graham, an independent director, was appointed to our Nominating and Corporate Governance Committee, in each case to ensure that a majority of the members of the Nominating and Corporate Governance Committee were independent, as required by the NYSE rules described above. However, as of October 25, 2020, the Board affirmatively determined Mr. Price was independent and effective November 1, 2020, Mr. Price was reappointed to the Nominating and

Corporate Governance Committee and Mr. Graham stepped down from the Nominating and Corporate Governance Committee and, since such date, the Nominating and Corporate Governance Committee has been comprised entirely of independent directors as required by NYSE rules. The Nominating and Governance Committee did not meet in fiscal 2020 following our initial public offering.

Committee Charters

The Board of Directors has adopted formal charters for each of its three standing Committees. These charters establish the missions of the respective Committees as well as Committee membership guidelines. They also define the purpose, duties, and responsibilities of each Committee in relation to the Committee’s role in supporting the Board of Directors and assisting the Board in discharging its duties in supervising and governing the Company. The charters are available on the Company’s website at www.montrose-env.com by following the links to “Investor Relations” and “Corporate Governance” or upon written request to the Company, as set forth under “Corporate Governance—Availability of Documents” below.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Richard E. Perlman, James K. Price, Peter M. Graham and J. Thomas Presby. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors. For a description of the transactions between us and members of the Compensation Committee and entities affiliated with such members see the transactions described in the section entitled “Certain Relationships and Related Party Transactions.”

Contacting the Board of Directors

You can contact an individual director, the Board of Directors as a group or a specified Board Committee or group, including the non-management directors as a group, to provide comments, to report concerns, or to ask a question, by writing to the following address: Corporate Secretary, Montrose Environmental Group, Inc., 1 Park Plaza, Suite 1000, Irvine CA 92614, noting to whose attention the communication should be directed. You may submit your concern anonymously or confidentially. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that our Corporate Secretary review correspondence directed to the Board and not forward certain items which are unrelated to the duties and responsibilities of the Board, such as service complaints, service inquiries, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly inappropriate will be excluded. Any communication that is filtered out will be made available to any director upon request.

Director Compensation

Following our IPO, our director compensation policy provides that we pay each of our non-management directors an annual cash retainer of $75,000 per year for his or her services, and an additional $10,000 annual fee for service as Chair of the Audit Committee, $7,500 for service as Chair of the Compensation Committee and $5,000 for service as Chair of the Nominating and Corporate Governance Committee. In addition, we pay our non-executive Chair an annual fee of $50,000. Such cash fees are paid quarterly in arrears. We also expect non-management directors to receive, beginning in 2021, an annual equity grant of restricted stock units or other equity awards valued at approximately $75,000, which awards will vest in full one year from the grant date. Directors who are also members of management are not separately compensated for their services as a director. In fiscal year 2020, the directors’ annual retainer was paid on January 1, 2020 in shares of restricted stock valued at approximately $150,000 vesting one year from the grant date as, prior to the IPO, the Company’s policy was to pay director compensation entirely in shares of restricted stock on the first day of each year. We did not pay any additional fees for committee service or service as a chair prior to the IPO.

2020 Director Compensation Table

The table below sets forth the compensation paid to each of the Company’s non-management directors during fiscal year 2020:

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)(3)	All other Compensation	Total ($)
J. Miguel Fernandez de Castro	-	150,005.20	-	150,005.20
Peter M. Graham	3,226.03	150,005.20	-	153,231.23
Brook Hinchman (3)	-	150,005.20	-	150,005.20
Peter Jonna	-	-	-	-
Robin L. Newmark	2,150.68	150,005.20	-	152,155.88
Richard E. Perlman	21,506.85	150,005.20	-	171,512.05
J. Thomas Presby	4,301.37	150,005.20	-	154,306.57
James K Price	-	150,005.20	-	150,005.20

(1)	Reflects prorated fees for service as non-executive Chair and Committee Chair for the portion of the year following our IPO.
(2)

Represents the aggregate grant date fair value of the awards of 4,747 shares of restricted stock granted under the Company’s Amended and Restated 2017 Stock Incentive Plan (the “Stock Plan”) in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). The fair value reported equals the number of restricted shares granted multiplied by the Company’s then-current third-party valuation of its common stock of $31.60 per share.

(3)	The following table sets forth the aggregate number of stock awards and stock options outstanding as of December 31, 2020:

Name	Aggregate Shares Subject to Outstanding Stock Awards (#)(a)	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Number of Securities Underlying Unexercised Options (#) Unexercisable
Richard E. Perlman	92,381	-	-
James K. Price	92,381	-	-
J. Miguel Fernandez de Castro	15,106	-	-
J. Thomas Presby	9,748	10,000
Peter M. Graham	9,748	-	-
Robin L. Newmark	4,747	-	-
Brook Hinchman(3)	-	-	-
Peter Jonna	-	-	-

(a)

Shares reflected in this column vest as follows: 4,747 of the shares reported for each director are shares of restricted stock that vested on January 1, 2021; 3,334 of the shares reported for each director other than Dr. Newmark are shares of restricted stock of which 1,667 shares vested on January 11, 2021 and 1,667 shares will vest on January 11, 2022; 84,300, 84,300 and 7,025 of the shares reported for Messrs. Perlman, Price and Fernandez de Castro, respectively, are shares of restricted stock that vested on January 2, 2021; 1,667 of the shares reported for Messrs. Graham and Presby are shares of restricted stock which will vest on December 3, 2021.

(b)	Stock options have an exercise price of $9.76 per share of common stock and are fully vested.

(3)

Brook Hinchman is a former director who was the designee of Oaktree Capital Management, L.P. and stepped down from the Board, effective upon the consummation of our IPO in July 2020. All director compensation earned by Mr. Hinchman transferred to Oaktree immediately upon vesting and all unvested director compensation issued to Mr. Hinchman, including the restricted stock award reported in the Stock Awards column, was forfeited upon his resignation from the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Jumpstart Our Business Startups Act as well as various rules promulgated by the Securities and Exchange Commission, or the SEC, and the NYSE. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

The Board of Directors has approved Principles of Corporate Governance for the Company. The Principles of Corporate Governance address, among other things:

•	The role of the Board of Directors;

•	The composition of the Board of Directors, including size and membership criteria;

•	Board leadership;

•	Service on other boards and audit committees;

•	Functioning of the Board, including regularly held meetings and executive sessions of independent directors;

•	Structure and functioning of the Committees of the Board;

•	Director access to management, employees and advisors;

•	Director compensation;

•	Succession planning; and

•	Board and Committee performance evaluations.

Codes of Ethics

In addition to the Principles of Corporate Governance, the Board of Directors has adopted a Code of Ethics and Business Conduct applicable to employees and a Code of Ethics and Business Conduct applicable to the Board. These Code of Ethics, along with the Principles of Corporate Governance, serve as the foundation for the Company’s system of corporate governance. They also provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest and provide mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC or NYSE rules, the Company will disclose such amendment or waiver and the reasons therefor on its website at www.montrose-env.com.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines applicable to directors, executive officers, and other senior level employees of the Company. All non-management Directors (other than any director appointed pursuant to a contractual right, such as that of the holder of our Series A-2 preferred stock) are expected to hold at least three times the annual cash retainer (currently $225,000) in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors and following our IPO. As of January 31, 2021, all of the non-management Directors subject to the ownership guidelines exceeded or were on track to meet this requirement.

Under our stock ownership guidelines, our Chief Executive Officer is expected to hold at least five times his annual base salary (currently $3,000,000), and our other named executive officers are expected to hold at least three times their respective annual base salaries, each subject to a five-year phase in period. As of January 31, 2021, all of our Named Executive Officers exceeded or were on track to meet this requirement.

Anti-Hedging Policy

The Company has adopted an insider trading policy which, among other things, prohibits our Directors, officers, employees and consultants from engaging in the following types of transactions in Company securities: (a) short term trading, (b) short sales, (c) transactions involving options or derivatives and (d) hedging transactions.

Board Leadership Structure

The Company’s Principles of Corporate Governance provide that the Board shall periodically reviewing and establishing and maintaining the most effective leadership structure for the Company. The Board selects its chairman in a way that it considers in the best interests of the Company and does not have a policy on whether the roles of Chairman and Chief Executive Officer should be separate or combined. Currently, the roles are separate and the Board is chaired by a non-executive Chairman, Mr. Perlman. The Board has determined that, presently, having a non-executive Chairman provides significant advantages to the Board, as it allows Mr. Manthripragada to focus on the Company’s day-to-day operations, while allowing the Chairman to lead our Board of Directors in its role of providing oversight and advice to management. The Principles of Corporate Governance, however, provide us with the flexibility to combine these roles in the future, permitting the roles of Chief Executive Officer and Chairman to be filled by the same individual. This provides our Board of Directors with flexibility to determine whether the two roles should be combined in the future based on our company’s needs and our Board of Directors’ assessment of our leadership structure from time to time.

In addition, pursuant to the Company’s Principles of Corporate Governance, in the event the Chairman is not an independent director, then the Board shall also appoint a lead independent director whose responsibilities would include: presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; approving information sent to the Board; approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; serving as liaison between the Chairman and the independent directors; being available for consultation and communication with major stockholders upon request;

and such other responsibilities delegated thereto by the Board. Any lead independent director shall have the authority to call executive sessions of the independent directors. Because the Board is currently lead by our non-executive Chairman Mr.  Perlman, there is no lead independent director.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.

While the Board maintains the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance and, along with the Board, is briefed periodically regarding cybersecurity risk. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees, as well as risks related to the Company’s environmental, social and governance practices. Management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees.

Availability of Documents

The full text of the Principles of Corporate Governance, the Code of Ethics and Business Conduct and the Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are accessible by following the links to “Investor Relations” and “Governance” on the Company’s website at www.montrose-env.com. The Company will furnish without charge a copy of the foregoing to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Montrose Environmental Group, Inc., 1 Park Plaza, Suite 1000, Irvine CA 92614, Attention: Investor Relations.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Environmental, Social and Governance Approach

We believe that achieving and sustaining business excellence is intrinsically tied to considering all our stakeholders, leading by example with better corporate responsibility, and committing to transparency and accountability. As such, we regularly evaluate and monitor our environmental, social, and governance (“ESG”) practices, which we believe are foundational to generating value for our stockholders.

To support our ESG efforts, we created a corporate responsibility working group in 2020. The working group consists of dedicated internal resources and external advisors to address ESG factors that we believe are material to our business. Our corporate responsibility working group evaluated (i) potential ESG risks and opportunities relevant to our company based on the views of our stakeholders, and (ii) aspects of leading ESG frameworks including the Sustainability Accounting Standard Board, the Task Force on Climate-related Disclosures, and the United Nations Sustainable Development Goals. We expect to provide more information regarding our ESG initiatives in a future published report that aligns with leading ESG reporting frameworks. Our ESG efforts and reporting, and the evaluation of potential ESG risks, are overseen by our Nominating and Corporate Governance Committee.

Impacting the Environment with Business Solutions

Montrose’s mission is to protect the air we breathe, the water we drink, and the soil that feeds us. We are committed to this mission because we believe it is important to work together to protect our environment. The environmental services we provide both help our clients help the protect environment or comply with environmental regulations and contribute to our earnings and stockholder value. For example, we provide innovative environmental solutions that remove contaminants in water supplies and that help measure and eliminate greenhouse gasses.

Talent Development and Employee Wellness

Among our critical stakeholders are our employees. At the heart of our employee-centric model is our focus on recruiting, developing, and retaining top talent and skills, and having a diverse, fair and inclusive workforce. We have a contemporary talent recruitment and management platform that has dynamic, automated workflows and enables us to successfully recruit, hire and develop top talent while meeting our compliance requirements. Our recruiting platforms attract a diverse pool of candidates to our organization and are bolstered by active university relationships and career fair engagements.

We support the continued enrichment of our employees through Montrose University, which offers training and development efforts aimed at providing employees and leaders with tools and skills they need to succeed and advance personally and professionally. Specifically, our Leadership Development Program is focused on building contemporary leadership competencies via on-line and in-person sessions. We also provide a Leadership Coaching program for our key operations and sales executives, and conduct surveys to identify key leader strengths and development opportunities. Finally, we continuously take steps to ensure that our new hires and existing employees complete our training programs and review all of our training activities and curricula annually to incorporate any necessary updates.

We offer a spectrum of benefit plans to meet the needs of our diverse employee population, including health, dental, vision, life insurance, and various supplemental plans. In 2020, we revised our employee handbook to integrate a number of best practices for employee well-being. Revisions included expanded parental leave to all full-time employees for births or adoptions, floating holidays where employees may choose to celebrate the occasions that are meaningful to them, enhanced time off benefits including sick time for part-time employees, and educational reimbursements.

Diversity, Fairness and Inclusion

In 2020, we established a Diversity, Fairness and Inclusion, or DF&I, task force and program. In doing so, we have committed to the establishment and formalization of employee development policies that support diversity, inclusion, fairness, and equality. The DF&I task force is promoting awareness of Company talent, working with our CEO to communicate about social issues, advocating for changes in policies such as our vacation policy and our increase in COVID-19 leave time, and continuing to support various diversity, fairness and inclusion efforts globally.

We also established the Montrose Women Empowering Leadership, or WeLEAD, group in January 2020. The group’s mission is to foster the recruitment, retention and professional development of women at our company, and is led by our senior female leadership, Chairman of the Board, and CEO. Our WeLEAD program is working to develop an alliance of women leaders across Montrose, with a key emphasis on mentorship and talent development.

Since the program’s inception, (i) a formal audit and pay parity effort was launched across the organization to ensure equal pay across job titles and functions, both for existing employees and for new hires going forward, (ii) several prominent female leaders have been promoted into senior roles within the Company’s science and engineering departments, (iii) a formal mentorship program has been launched, and (iv) policy recommendations have been adopted to promote the development and retention of female talent.

Health and Safety

Our culture of health and safety is supported by a dedicated team of health and safety professionals. Across our organization, we demonstrate our strong safety commitment to our employees with frequent communications and systems that actively engage employees and encourage all employee’s input and involvement. The foundation of our safety program focuses on ensuring that our employees are sufficiently trained to perform their job duties, are empowered to raise concerns to their managers or to the Montrose safety team, have proper operating equipment including correct Personal Protective Equipment such as gloves, eyewear and respirators, and that job hazards are properly identified, mitigated and planned for prior to work commencement, while documenting our processes to validate and improve performance. All employee time associated with safety preparation and training is fully paid to employees.

Current initiatives include driving safety, job safety planning and job hazard analysis. In addition, we employ a third party occupational medical provider that is available to all employees 24/7 to discuss occupational health concerns. Finally, all of our employees have complete stop work authority and can stop any project or task if there is any concern about safety without fear of retribution. Our dedication and commitment to safety have resulted in us receiving the National Safety Council Award in 2020 in recognition of our excellence in safety across our business.

Giving Back

Our employees’ dedication to supporting each other has led to the establishment of The Montrose Community Foundation, a non-profit organization formed, operated and funded by our employees for the benefit of our employees. Through its volunteer board, The Montrose Community Foundation uses employee donations to provide resources to our employees in times of need. Our employees’ dedication of personal time and resources solely for the benefit of their colleagues exemplifies our team-oriented culture.

Our COVID-19 Response

The global pandemic has and continues to present the business community with unprecedented challenges while reinforcing the importance of ESG for every company. At Montrose, we acted decisively and quickly to prioritize employee health and safety under the direction of our leadership team.

In 2020, we established a COVID-19 task force to help keep employees informed on the virus, its impacts, and methods to minimize and manage infections. Flexible working arrangements, Personal Protective Equipment resources and a 24/7 emergency response hotline were made available to our teams across the globe. We also launched two initiatives: the COVID-19 Time Off Grant and the COVID-19 Vacation Donation Program, which served as time off resources to help those who had been personally affected by the virus and/or those who needed to care for others who had been affected by the virus.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee hereby reports as follows:

1.

Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company’s management the Company’s audited consolidated financial statements included in its 2020 Annual Report on Form 10-K.

3.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the overall scope of and plans for its audit. The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the applicable requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

4.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

5.

Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

J. Thomas Presby

Peter M. Graham

J. Miguel Fernandez de Castro

Audit and Non-Audit Fees

Set forth below are the fees billed to the Company to its independent registered public accounting firm, Deloitte & Touche LLP, for the fiscal periods indicated.

	2020 ($)	2019 ($)
Audit fees	2,167,547	1,330,070
Tax fees	262,369	205,122
Total	2,429,916	1,535,192

Audit Fees — Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly results of operations and reports on Form 10-Q; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as consents and reviews of documents filed with the SEC. Also includes fees for professional services provided in connection with the preparation of the initial public offering and subsequent offering of the Company’s stock and the registration of the Stock Plan.

Tax Fees — Consist of fees for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

In connection with our initial public offering, the Board of Directors has adopted a written policy for the pre-approval of certain audit and non-audit services which the Company’s independent registered public accounting firm provides. The policy balances the need to ensure the independence of the accounting firm while recognizing that in certain situations the firm may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of the Company’s independent registered public accounting firm. All of the fees identified in the table above were approved in accordance with SEC requirements and, following our initial public offering, pursuant to the policies and procedures described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates beneficial ownership of the Company’s common stock as of the Record Date by: (1) stockholders known by the Company to beneficially own more than 5% of the Company’s common stock, (2) each of our directors and Named Executive Officers, and (2) all of our directors and executive officers as a group. A total of 25,200,343 shares of the Company’s common stock were issued and outstanding as of the Record Date.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options and warrants that are exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total Outstanding Common Stock (%)
5% Stockholders
FMR LLC(1)	1,384,537	5.49
Named Executive Officers and Directors
Vijay Manthripragada(2)	674,379	2.61
Allan Dicks(3)	247,185	*
Nasym Afsari(4)	217,236	*
Joshua W. LeMaire(5)	208,011	*
Jose Revuelta(6)	238,411	*
J. Miguel Fernandez de Castro	143,150	*
Peter M. Graham	206,447	*
Peter Jonna	0	*
Robin Newmark	9,747	*
Richard E. Perlman	1,419,036	5.63
J. Thomas Presby(7)	92,372	*
James K. Price	1,058,505	4.20
All Directors and Executive Officers as a group
(12 persons) (8)	4,514,479	16.92

*	Less than one percent
(1)

The information regarding the beneficial ownership of FMR LLC is based on the Schedule 13G filed jointly with the SEC by FMR LLC and Abigail P. Johnson on February 8, 2021. According to this Schedule 13G, FMR has (i) sole power to vote 322,925 shares of common stock, (ii) shared power to vote 0 shares of common stock, (iii) sole power to dispose of 1,384,537 shares of common stock and (iv) shared power to dispose of 0 shares of common stock; and Ms. Johnson has (i) sole power to vote 0 shares of common stock, (ii) shared power to vote 0 shares of common stock, (iii) sole power to dispose of 1,384,537 shares of common stock and (iv) shared power to dispose of 0 shares of common stock. The address for each reporting person is 245 Summer Street, Boston, Massachusetts 02210.
(2)	Includes 661,451 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(3)	Includes 200,435 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(4)	Includes 197,311 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(5)	Includes 207,811 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(6)	Includes 207,811 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(7)	Includes 10,000 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(8)	Includes 1,484,819 options to purchase shares of Company common stock that were exercisable as of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with our initial public offering we implemented a written policy pursuant to which our Board of Directors or the Audit Committee will review and approve transactions with our directors, officers and holders of more than 5% of our voting securities and their affiliates (each, a related party). Subject to limited exceptions, related party transactions will not be approved unless the Board of Directors or the Audit Committee (in each case, composed of disinterested directors), as applicable, has approved of the transaction. Prior to approving any transaction with a related party, our Board of Directors or Audit Committee (in each case, composed of disinterested directors), as applicable, will consider the material facts as to the related party’s relationship with the Company or interest in the transaction.

Transactions with Oaktree

On April 13, 2020, we issued 17,500 shares of our Series A-2 preferred stock and a warrant to purchase shares of common stock to OCM Montrose II Holdings, L.P. for aggregate consideration of $175.0 million. Each of OCM Montrose Holdings, L.P. and OCM Montrose II Holdings, L.P. is an affiliate of Oaktree Capital Management, L.P. (collectively, “Oaktree”), which was, prior to the closing of the secondary offering in November 2020 discussed below, a greater than 5% beneficial owner of our common stock. Messrs. Peter Jonna and Brook Hinchman, a current and former member of the Board, respectively, is and was a representative of Oaktree.

On July 27, 2020, in connection with the closing of our IPO, we issued an aggregate of 1,786,739 shares of common stock and paid $131,821,075.07 in IPO proceeds to OCM Montrose Holdings, L.P. to redeem all issued and outstanding shares of our Series A-1 preferred stock. The shares of common stock issued in connection with the redemption were valued at $15.00 per share, the public offering price in the IPO.

On July 30 2020, we issued 534,240 shares of common stock to the OCM Montrose Holdings, L.P. and 1,999,999 shares of common stock to OCM Montrose II Holdings, L.P. in connection with the exercise thereby of warrants to purchase 534,240 and 1,999,999 shares of common stock, respectively, originally issued in connection with the issuance of our Series A-1 and Series A-2 preferred stock, respectively. Both warrants had an exercise price of $0.01 per share of common stock. The aggregate exercise price of $25,342.39 was paid in cash.

Investor Rights Agreement; Registration Rights and Secondary Offering

We are party to a Third Amended and Restated Investors’ Rights Agreement dated April 13, 2020, with Oaktree and the common stockholders party thereto, which include each of our executive officers and directors, or the Investor Rights Agreement.

Prior to completion of our IPO, the Investor Rights Agreement included a right of first offer in favor of certain stockholders, including Oaktree, Messrs. Fernandez de Castro, Perlman and Price, each a member of the Board, and any party thereto who held at least 1% of our outstanding capital stock and certain of their respective permitted transferees and assignees with respect to its pro rata portion of any new securities issued by us, excluding any shares to be issued by us in certain specified circumstances, including our IPO. This right of first offer automatically terminated pursuant to the terms of the Investor Rights Agreement in connection with the consummation of our IPO for all parties other than Oaktree; Oaktree retains this right of first offer so long as any share of Series A-2 preferred stock or shares of our common stock issued in exchange for shares of Series A-2 preferred stock, remain outstanding.

The terms of the Investor Rights Agreement include provisions for certain demand and piggyback registration rights in favor of Oaktree and certain other stockholders including Messrs. Perlman and Price. Each of Oaktree, Messrs. Perlman and Price acting together and holders who in the aggregate hold at least 25% of the then outstanding registrable securities (which includes all shares of common stock held by Oaktree, including shares to be issued upon redemption of our Series A-2 preferred stock) each have demand registration rights under the agreement. OCM Montrose II Holdings, L.P. is limited to three such demands, both of OCM Montrose Holdings, L.P. and Messrs. Perlman and Price acting together are limited to two such demands and any other initiating holder may not exercise any such demand once two demands have been previously effected. In addition, no initiating holder was permitted make a demand before January 27, 2021, the date that was six months following the completion of our IPO, and, in each case, such demand must cover registrable securities with an aggregate value of at least $5.0 million.

Provided we are eligible to use Form S-3, Oaktree, Messrs. Perlman and Price acting together and holders of at least 20% of the then outstanding registrable securities each have the right to demand that we file a registration statement on Form S-3. We are not, however, obligated to make more than two such Form S-3 registrations within a given 12-month period and such registration must cover securities with an aggregate value of at least $1.0 million. Oaktree, Messrs. Perlman and Price acting together and the holders of registrable securities also have certain piggyback registration rights with respect to both Company-initiated registrations after January 27, 2021.

We are obligated to pay all Company expenses incurred in connection with registrations under the Investor Rights Agreement and the reasonable fees and expenses of one counsel for all participating holders. The holders will, however, bear their own selling expenses, including any underwriting discounts and commissions. The Investor Rights Agreement does not provide for the payment of any consideration by us to any holders of registrable securities if a registration statement is not declared effective or if the effectiveness is not maintained.

A holder of registrable securities may transfer its registration rights under the Investor Rights Agreement only (i) to a transferee or assignee who acquires at least 30% of such holder’s registrable securities as of April 13, 2020, (ii) to specified family members and affiliates or (iii) with our written consent. A holder’s registration rights will terminate on the date on which the holder and its affiliates have sold all of their registrable securities pursuant to Rule 144 or a registration under the Investor Rights Agreement.

Oaktree exercised its demand registration rights in October 2020, resulting in the secondary offering completed in November 2020. We agreed to waive the restriction that no registration rights demand may be made in the six-month period following our IPO in connection with this demand. Messrs. Fernandez de Castro, Perlman and Price, and other stockholders with such registration rights elected to participate in the registration. We incurred approximately $0.3 million of expenses in connection with this offering.

Indemnification Agreements

Our Bylaws permit us to indemnify our executive officers and directors to the fullest extent permitted by law, subject to limited exceptions. We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes information concerning the compensation awarded to, earned by or paid to Mr. Manthripragada, our Chief Executive Officer, and our four mostly highly compensated executive officers (other than our Chief Executive Officer) during the fiscal years ended December 31, 2019 and December 31, 2020.

Name and principal position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Vijay Manthripragada	2020	595,833	1,438,887	2,686,440	9,975	4,731,136
President and Chief Executive Officer	2019	491,667	427,835	299,262	9,800	1,228,563
Allan Dicks	2020	400,000	719,453	1,171,610	9,975	2,301,038
Chief Financial Officer	2019	393,750	256,700	149,631	9,800	809,882
Nasym Afsari	2020	400,000	719,453	1,171,610	9,975	2,301,038
General Counsel and Secretary	2019	393,750	256,700	149,631	8,464	808,546
Joshua M. LeMaire	2020	400,000	719,453	1,171,610	9,975	2,301,038
Chief Operating Officer	2019	393,750	256,700	149,631	9,800	809,882
Jose M. Revuelta	2020	400,000	719,453	1,171,610	9,975	2,301,038
Chief Strategy Officer	2019	393,750	256,700	149,631	9,800	809,882

(1)	The amount in this column reflects the amount of salary actually paid during the applicable calendar year. See below for more details regarding NEOs’ salaries.
(2)

This column reflects the full grant-date fair value of stock option awards granted during the year as measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting or exercise of the applicable awards. See Note 18 to our audited consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2020. The values previously disclosed for 2019 over-reported the grant-date fair value and have been updated in the table above.

(3)

We maintain a non-equity incentive plan for executives, as described in more detail below. The amounts reported represent the 2019 and 2020 Acquisition Based Bonus described below earned for the years ended December 31, 2019 and December 31, 2020, for which payment was made in January 2020 and January 2021, respectively, and for 2020, amounts earned under the NEO’s

2020 Organic Growth Bonus, which will be paid in April 2021. The amounts reported also include $2m of bonus paid to Mr. Manthripragada and $1m to each of our other NEOs upon completion of our initial public offering.
(4)	The amount reported represents the Company’s match of contributions to a 401(k) plan, which plan is described below.

Narrative Disclosure to the Summary Compensation Table

Compensation in 2020

The 2020 compensation program adopted by our board for our NEOs was comprised of five components: base salary, annual equity award, the 2020 Organic Growth Equity Bonus, the 2020 Organic Growth Cash Bonus and the 2020 Acquisition Based Bonus as set forth below.

Name and principal position	2020 Base Salary ($)(1)	2020 Annual Equity Award(2)	2020 Organic Growth Equity Bonus Target(3)	2020 Organic Growth Bonus Cash Target ($)(4)	2020 Acquisition Based Bonus(5)
Vijay Manthripragada	600,000	100%	100%	200,000	2%
President and Chief Executive Officer
Allan Dicks	400,000	75%	75%	50,000	0.5%
Chief Financial Officer
Nasym Afsari	400,000	75%	75%	50,000	0.5%
General Counsel and Secretary
Joshua M. LeMaire	400,000	75%	75%	50,000	0.5%
Chief Operating Officer
Jose M. Revuelta	400,000	75%	75%	50,000	0.5%
Chief Strategy Officer

(1)

The base salaries for fiscal year 2020 were approved by our board of directors on January 1, 2020, effective as of January 1, 2020. Mr. Manthripragada’s base salary represents a $100,000 increase, or 20%, from the base salary paid to Mr. Manthripragada in 2019. The base salaries of all other NEOs remained consistent with 2019 base salaries.

(2)

The percentages in this column represent a percentage of base salary. Each of our NEOs received an annual equity grant of 75% of his or her base salary (or 100% in the case of Mr. Manthripragada) in the form of stock options under our 2017 Stock Plan, valued based on the Black-Scholes valuation at the time of grant, using applicable assumptions at the time of grant. The grant-date fair value for accounting purposes used different assumptions and is reported in the Summary Compensation Table. See Note 18 to our audited consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2020. Such stock options are subject to a three-year vesting schedule with one-third of the award vesting and becoming exercisable on each annual anniversary of the grant date with the grants made on January 1, 2020.

(3)

The percentages in this column are each NEO’s target for the 2020 Organic Growth Equity Bonus represented as a percentage of base salary. Each of our NEOs was eligible to earn a 2020 Organic Growth Based Equity Bonus, payable in the form of stock options issued under our 2017 Stock Plan, based on achievement of budgeted Adjusted EBITDA as approved by our board of directors for the year, subject to approved adjustments and excluding any EBITDA from businesses acquired in 2020. The 2020 Organic Growth Equity Bonus required achievement of at least 93% of the fiscal year pre-acquisition budget approved by our board of directors. For every 1% above or below target, the aggregate value of the bonus amount was increased or reduced by 14.3%, not to exceed 200% of target amount. The Company does not publicly-disclose its Adjusted EBITDA performance targets, as the information is confidential and any disclosure thereof could cause competitive harm to the Company. Each of our NEOs achieved his or her bonus target for fiscal year 2020. The stock options, granted upon achievement of this goal were granted in March 2021 and are subject to a vesting schedule with 50% of the stock options vesting on the six-month anniversary of the date of grant and the remaining 50% of the stock options vesting on the twelve-month anniversary of the date of grant. In accordance with SEC rules, the grant-date fair value of these stock option awards will be reported in the Summary Compensation Table for fiscal year 2021.

(4)

The percentages in this column are each NEO’s target for the 2020 Organic Growth Cash Bonus represented as a percentage of base salary. Each of our NEOs was eligible to earn a 2020 Organic Growth Based Cash Bonus based on achievement of budgeted Adjusted EBITDA as approved by our board of directors for the year, subject to approved adjustments and excluding any EBITDA from businesses acquired in 2020. The 2020 Organic Growth Cash Bonus required achievement of at least 93% of the fiscal year pre-acquisition budget approved by our board of directors. For every 1% above or below target, the aggregate value of the bonus amount is increased or reduced by 14.3%, not to exceed 200% of target amount. The Company does not publicly-disclose its Adjusted EBITDA performance targets, as the information is confidential and any disclosure thereof could cause competitive harm to the Company. Such Organic Growth Cash Bonus amounts were payable in cash to the NEOs following the close of the fiscal year and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(5)

The percentages in this column represent a percentage of EBITDA adjusted for one-time, non-recurring items as determined by an independent, third-party valuation firm, or Acquired EBITDA. Each NEO was eligible to earn an Acquisition Based Bonus equal to 2% (in the case of Mr. Manthripragada) or 0.5% (in the case of the other NEOs) of Acquired EBITDA based on acquisitions that closed between January 1, 2020 and December 31, 2020. Such Acquisition Based Bonus amounts were payable in cash to the NEOs following the close of the fiscal year and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Current NEO Compensation Plan

The 2021 compensation program adopted by our board for our NEOs was comprised of five components: base salary, annual equity award, the 2021 Organic Growth Equity Bonus, the 2021 Organic Growth Cash Bonus and the 2021 Acquisition Based Bonus as set forth below. There were no changes to NEO compensation in 2021 from the prior year.

Name and principal position	2021 Base Salary ($)(1)	2021 Annual Equity Award(2)	2021 Organic Growth Equity Bonus Target(3)	2021 Organic Growth Bonus Cash Target ($)(4)	2021 Acquisition Based Bonus(5)
Vijay Manthripragada	600,000	100%	100%	200,000	2%
President and Chief Executive Officer
Allan Dicks	400,000	75%	75%	50,000	0.5%
Chief Financial Officer
Nasym Afsari	400,000	75%	75%	50,000	0.5%
General Counsel and Secretary
Joshua M. LeMaire	400,000	75%	75%	50,000	0.5%
Chief Operating Officer
Jose M. Revuelta	400,000	75%	75%	50,000	0.5%
Chief Strategy Officer

(1)

The base salaries for fiscal year 2021 were approved by our board of directors on December 17, 2020, effective as of January 1, 2021. The base salaries of all NEOs remained consistent with 2020 base salaries.

(2)

The percentages in this column represent a percentage of base salary. Each of our NEOs received an annual equity grant of 75% of his or her base salary (or 100% in the case of Mr. Manthripragada) in the form of stock options under our 2017 Stock Plan. Such stock options are subject to a three-year vesting schedule with one-third of the award vesting and becoming exercisable on each annual anniversary of the grant date with the grants made on January 1, 2021.

(3)

The percentages in this column are each NEO’s target for the 2021 Organic Growth Equity Bonus represented as a percentage of base salary. Each of our NEOs is eligible to earn a 2021 Organic Growth Based Equity Bonus, payable in the form of stock options issued under our 2017 Stock Plan, based on achievement of budgeted Adjusted EBITDA as approved by our board of directors for the year, subject to approved adjustments and excluding any EBITDA from businesses acquired in 2021. The 2021 Organic Growth Equity Bonus requires achievement of at least 93% of the fiscal year pre-acquisition budget approved by our board of directors. For every 1% above or below target, the aggregate value of the bonus amount is increased or reduced by 14.3%, not to exceed 200% of target amount. The stock options, if any, granted upon achievement of this goal will be subject to a vesting schedule with 50% of the stock options vesting on the six-month anniversary of the date of grant and the remaining 50% of the stock options vesting on the twelve-month anniversary of the date of grant.

(4)

The percentages in this column are each NEO’s target for the 2021 Organic Growth Cash Bonus represented as a percentage of base salary. Each of our NEOs is eligible to earn a 2021 Organic Growth Based Cash Bonus based on achievement of budgeted Adjusted EBITDA as approved by our board of directors for the year, subject to approved adjustments and excluding any EBITDA from businesses acquired in 2021. The 2021 Organic Growth Cash Bonus requires achievement of at least 93% of the fiscal year pre-acquisition budget approved by our board of directors. For every 1% above or below target, the aggregate value of the bonus amount is increased or reduced by 14.3%, not to exceed 200% of target amount.

All components of NEO compensation are subject to review on an annual basis by our Board of Directors and/or Compensation Committee and may be subject to future change. We will continue to evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances require. At a minimum, we expect to review executive compensation annually with input from a compensation consultant. As part of this review process, we expect the board of directors and the Compensation Committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We will also review whether we are meeting our retention objectives and the potential costs of replacing a key employee.

Retirement Plans

We maintain the Montrose Environmental Group 401(k) Savings Plan, a tax qualified 401(k) defined contribution plan, for the benefit of our employees. Under the 401(k) plan, employees (including the current NEOs) are permitted to elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. We are also permitted to make contributions up to the legally prescribed limits on behalf of all eligible employees to the 401(k) plan. We have historically made a matching contribution of (1) 100% of each participant’s salary deferral up to 3% of his or her compensation and (2) 50% of each participant’s salary deferral for the next 1% of his or her compensation. The amount of any such matching contribution made on behalf of a NEO is reflected in the “All Other Compensation” column of the Summary Compensation Table above.

Severance Policy

The Company adopted and maintains the Montrose Environmental Group, Inc. Executive Severance Policy (the “Severance Policy”), effective as of January 1, 2020. Under the Severance Policy, in the event any NEO is terminated other than for Cause, death or Disability or resigns for Good Reason (each as defined in the Severance Policy) and subject to the execution and delivery of a general release of claims against the Company, he or she is entitled to base salary continuation for a period of 12 months in an amount equal to two times base salary in the case of the Chief Executive Officer or one times base salary for all other NEOs; provided, however, that if the involuntary termination occurs within two (2) years following a Change in Control (as defined in the Severance Policy), (i) payment of the base salary continuation shall be made in lump sum and (ii) all outstanding and unvested equity incentive awards previously granted to the NEO shall immediately vest in full, with performance-based awards vesting based on the assumption that the target level of performance has been achieved. This Severance Policy supplants the change in control payments and benefits set forth in all existing agreements with NEOs summarized in “Existing Agreements with Named Executive Officers.”

Other Benefits

Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans.

Existing Agreements with Named Executive Officers

Vijay Manthripragada. We entered into an offer letter with Mr. Manthripragada on July 13, 2015, for the position of President. Mr. Manthripragada was subsequently appointed CEO and President on February 17, 2016. On June 23, 2016, the Company provided Mr. Manthripragada with an executive compensation letter pursuant to which, among other things, Mr. Manthripragada was entitled to a $2,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company, subject to his continued employment through such date. Mr. Manthripragada received the $2,000,000 payment following consummation of the IPO.

On January 1, 2020, the board of directors approved a grant of $1,000,000 (based on the Black Scholes valuation of the options at the time of grant) in options to Mr. Manthripragada under the 2017 Stock Plan upon the effectiveness of an initial public offering of the Company. Half of such options will vest on the two-year anniversary of the date of grant and the remaining half will vest on the four-year anniversary of the date of grant, subject to Mr. Manthripragada’s continued employment through such vesting dates. As a result, in connection with the IPO, on July 22, 2020, Mr. Manthripragada received a grant of 143,041 stock options with an exercise price of $15.00 per share, the public offering price in the IPO.

Allan Dicks. We entered into an offer letter with Mr. Dicks on August 8, 2016, for the position of Chief Financial Officer. On August 8, 2016, the Company provided Mr. Dicks with an executive compensation letter pursuant to which, among other things, Mr. Dicks was entitled to a $1,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company, subject to his continued employment through such date. Mr. Dicks received the $1,000,000 payment following consummation of the IPO. In addition, the offer letter provides that the 125,000 stock options granted to Mr. Dicks under the 2013 Stock Plan will fully accelerate upon a change in control of the Company (not including an initial public offering) as set forth in the 2013 Stock Plan.

On January 1, 2020, the board of directors approved a grant of $500,000 (based on the Black Scholes valuation of the options at the time of grant) in options to Mr. Dicks under the 2017 Stock Plan upon the effectiveness of an initial public offering of the Company. Half of such options will vest on the two-year anniversary of the date of grant and the remaining half will vest on the four-year anniversary of date of grant, subject to Mr. Dicks’ continued employment through such vesting dates. As a result, in connection with the IPO, on July 22, 2020, Mr. Dicks received a grant of 71,521 stock options with an exercise price of $15.00 per share, the public offering price in the IPO.

Nasym Afsari. We entered into an offer letter with Ms. Afsari on October 14, 2014, for the position of General Counsel. On June 23, 2016, the Company provided Ms. Afsari with an executive compensation letter, which was supplemented on September 14, 2017, pursuant to which, among other things, Ms. Afsari was entitled to a $1,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company subject to her continued employment through such date. Ms. Afsari received the $1,000,000 payment following consummation of the IPO.

On January 1, 2020, the board of directors approved a grant of $500,000 (based on the Black Scholes valuation of the options at the time of grant) in options to Ms. Afsari under the 2017 Stock Plan upon the effectiveness of an initial public offering of the Company. Half of such options will vest on the two-year anniversary of the date of grant and the remaining half will vest on the four-year anniversary of the date of grant, subject to Ms. Afsari’s continued employment through such vesting dates. As a result, in connection with the IPO, on July 22, 2020, Ms. Afsari received a grant of 71,521 stock options with an exercise price of $15.00 per share, the public offering price in the IPO.

Joshua M. LeMaire. We entered into an offer letter with Mr. LeMaire on July 2, 2015, for the position of Vice President, Business Development and Marketing. Mr. LeMaire was subsequently appointed Chief Operations Officer on June 28, 2017. On June 23, 2016, the Company provided Mr. LeMaire with an executive compensation letter, pursuant to which, among other things, Mr. LeMaire was entitled to a $1,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company subject to his continued employment through such date. Mr. LeMaire received the $1,000,000 payment following consummation of the IPO.

On January 1, 2020, the board of directors approved a grant of $500,000 (based on the Black Scholes valuation of the options at the time of grant) in options to Mr. LeMaire under the 2017 Stock Plan upon the effectiveness of an initial public offering of the Company. Half of such options will vest on the two-year anniversary of the date of grant and the remaining half will vest on the four-year anniversary of the date of grant, subject to Mr. LeMaire’s continued employment through such vesting dates. As a result, in connection with the IPO, on July 22, 2020, Mr. LeMaire received a grant of 71,521 stock options with an exercise price of $15.00 per share, the public offering price in the IPO.

Jose M. Revuelta. We entered into an offer letter with Mr. Revuelta on March 4, 2014, for the position of Vice President. Mr. Revuelta was subsequently appointed Chief Strategy Officer on June 28, 2017. On June 23, 2016, the Company provided Mr. Revuelta with an executive compensation letter, pursuant to which, among other things, Mr. Revuelta was entitled to a $1,000,000 cash payment upon the occurrence of a change in control or the effectiveness of an initial public offering of the Company subject to his continued employment through such date. Mr. Revuelta received the $1,000,000 payment following consummation of the IPO.

On January 1, 2020, the board of directors approved a grant of $500,000 (based on the Black Scholes valuation of the options at the time of grant) in options to Mr. Revuelta under the 2017 Stock Plan upon the effectiveness of an initial public offering of the Company. Half of such options will vest on the two-year anniversary of the date of grant and the remaining half will vest on the four-year anniversary of date of grant, subject to Mr. Revuelta’s continued employment through such vesting dates. As a result, in connection with the IPO, on July 22, 2020, Mr. Revuelta received a grant of 71,521 stock options with an exercise price of $15.00 per share, the public offering price in the IPO.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table provides information on stock options granted to the NEOs that were outstanding on December 31, 2020:

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Vijay Manthripragada(2)(3)	6/23/2016	626,125	-	6.03	6/23/2026
President and Chief Executive Officer	1/10/2019	11,366	22,734	24.00	1/10/2029
	1/1/2020	-	37,783	31.60	1/1/2030
	7/22/2020	-	143,041	15.00	7/22/2030
Allan Dicks(3)(4)	8/16/2016	118,000	-	8.58	8/16/2026
Chief Financial Officer	12/13/2016	62,500	-	9.76	12/13/2026
	1/10/2019	6,820	13,640	24.00	1/10/2029
	1/1/2020	-	18,892	31.60	1/1/2030
	7/22/2020	-	71,521	15.00	7/22/2030
Nasym Afsari(3)(5)	11/17/2014	20,750	-	5.72	11/17/2024
General Counsel and Secretary	6/23/2016	156,625	-	6.03	6/23/2026
	1/10/2019	6,820	13,640	24.00	1/10/2029
	1/1/2020	-	18,892	31.60	1/1/2030
	7/22/2020	-	71,521	15.00	7/22/2030
Joshua M. LeMaire(3)(5)	6/23/2016	187,875	-	6.03	6/23/2026
Chief Operating Officer	1/10/2019	6,820	13,640	24.00	1/10/2029
	1/1/2020	-	18,892	31.60	1/1/2030
	7/22/2020	-	71,521	15.00	7/22/2030
Jose M. Revuelta(3)(5)	9/2/2014	50,000	-	5.72	9/2/2024
Chief Strategy Officer	6/23/2016	137,875	-	6.03	6/23/2026
	1/10/2019	6,820	13,640	24.00	1/10/2029
	1/1/2020	-	18,892	31.60	1/1/2030
	7/22/2020	-	71,521	15.00	7/22/2030

(1)

All options granted prior to 2019 were granted under the 2013 Stock Plan and vest with respect to 50% of the shares subject to the option on the second anniversary of the vesting start date and the remaining 50% on the fourth anniversary of the vesting start date. The options granted on January 10, 2019 and January 1, 2020 were granted under the 2017 Stock Plan and vested with respect to 1/3 of the shares subject to the options on each anniversary of the grant date. The options granted on July 22, 2020 vest with respect to 50% of the shares subject to the option on the second anniversary of the vesting start date and the remaining 50% on the fourth anniversary of the vesting start date.
(2)

The vesting start date for the June 23, 2016 grant was September 11, 2015, meaning that 50% of the shares subject to the option vested on September 11, 2017, and the remaining 50% vested on September 11, 2019.

(3)

With respect to options granted on January 10, 2019, the vesting start date was the date of grant, meaning that 1/3 of the grant vested on January 10, 2020, 1/3 of the grant vested on January 10, 2021, and the final 1/3 will vest on January 10, 2022. With respect to options granted on January 1, 2020, the vesting start date was the date of grant, meaning that 1/3 of the grant vested on January 1, 2021, 1/3 of the grant will vest on January 1, 2022, and the final 1/3 will vest on January 1, 2023. With respect to the options granted on July 22, 2020, the vesting start date was the date of grant, meaning that 50% of the shares subject to the option will vest on July 22, 2022 and the remaining 50% will vest on July 22, 2024.

(4)

With respect to options granted in 2016, the vesting start date was the date of grant, meaning that 50% of the shares subject to the option vested on August 16, 2018, and December 13, 2018, respectively, and the remaining 50% vested on August 16, 2020, and December 13, 2020, respectively.

(5)	With respect to options granted in 2016, the vesting start date was June 9, 2015, meaning that 50% vested on June 9, 2017, and 50% vested on June 9, 2019.

OTHER MATTERS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Stockholder Proposals and Nominations for the 2022 Annual Meeting

Proposals Submitted under SEC Rules. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2022 annual meeting of stockholders. To be eligible, your proposal must be received by us no later than the close of business on December 2, 2021, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals that we receive, we reserve the right to omit from our proxy statement stockholder proposals that do not satisfy applicable SEC rules. Proposals should be sent to us at: Montrose Environmental Group, Inc., 1 Park Plaza, Suite 1000, Irvine CA 92614, Attention: Corporate Secretary.

Proposals and Nominations under Company Bylaws. Only stockholders meeting certain procedural and timing criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, stockholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2022 annual meeting of stockholders must be submitted to the Company no earlier than the close of business on January 13, 2022 and no later than the close of business on February 12, 2022. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material. Nominations or other proposals not meeting these requirements will be disregarded. All such stockholder proposals and nominations should be in writing and be submitted to the Secretary of the Company at its principle executive offices at Montrose Environmental Group, Inc., 1 Park Plaza, Suite 1000, Irvine CA 92614.

Householding of Proxy Materials and Proxy Solicitation Costs

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or other nominee if you are a beneficial owner and you hold your shares in street name or the Company if you hold common stock directly. Any such requests to the Company in writing should be addressed to: Montrose Environmental Group, Inc., 1 Park Plaza, Suite 1000, Irvine CA 92614, Attention: Investor Relations.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain Company directors, officers and regular employees, without additional compensation, by personal conversation, telephone, letter, electronically, or by facsimile.

Delinquent Section 16(a) Reports. Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the reports filed for the year ended December 31, 2020 and related written representations, the Company believes that during fiscal 2020, all of our directors and executive officers and any persons who own more than ten percent of our common stock filed the required reports on a timely basis, except for the failure to file a Form 4 on a timely basis for Nasym Afsari with regards to the exercise of options to purchase 10,500 shares of Company stock on December 14, 2020. The Form 4 reporting this purchase was filed on December 17, 2020.

ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2020 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. You can access a copy of our 2020 Annual Report on Form 10-K on the Company’s website at www.montrose-env.com. The Company will furnish without charge a copy of the 2020 Form 10-K, including the financial statements and any schedules thereto or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on the Record Date. The Company will also furnish copies of any exhibits to the 2020 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Montrose Environmental Group, Inc., 1 Park Plaza, Suite 1000, Irvine CA 92614, Attention: Investor Relations.

FOR THE BOARD OF DIRECTORS

Nasym Afsari, General Counsel and Secretary

Irvine, California

April 1, 2021

01—J. Miguel Fernandez de Castro 02—Vijay Manthripragada 03—Robin L. Newmark For Against Abstain For Against Abstain For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03FKKB + + Proposals — The Board of Directors recommend a vote FOR each of the Director Nominees listed and A FOR Proposal 2. 2. Ratification of Deloitte & Touche LLP, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021 NOTE: To transact such other business as may properly come before the meeting and at any adjournments or postponement at the meeting. 1. Election of Directors: The election to Montrose Environmental Group, Inc.’s Board of Directors of the three nominees named in our Proxy Statement: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2021 Annual Meeting Proxy Card You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/MEG or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreportscom/MEG Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 9:30am, PT, on May 13, 2021 Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MEG 2021 Annual Meeting of Stockholders to be held on May 13, 2021 at 9:00 am Pacific Time Proxy Solicited by Board of Directors for the Annual Meeting Nasym Afsari and Allan Dicks (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Montrose Environmental Group, Inc. to be held on May 13, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the director nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Montrose Environmental Group, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + The 2021 Annual Meeting of Stockholders of Montrose Environmental Group, Inc. will be held on Thursday, May 13, 2021 at 9:00 am PT virtually via the internet at https://register.proxypush.com/MEG. Please check the proxy materials for instructions on how to access and vote at the Annual Meeting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The proxy statement and annual report are available at: www.envisionreports.com/MEG